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                                                                   EXHIBIT 10.42














                            NRG EXECUTIVE OFFICER AND
                                  KEY PERSONNEL

                                 SEVERANCE PLAN










                                                                        [[NAME]]

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CONTENTS


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Article 1. Establishment, Term, and Purpose.......................................................................1

Article 2. Definitions............................................................................................1

Article 3. Participation..........................................................................................4

Article 4. Severance Benefits Other Than Upon Change in Control...................................................4

Article 5. Severance Benefits Upon Change in Control..............................................................6

Article 6. Excise Tax.............................................................................................7

Article 7. Outplacement Assistance................................................................................9

Article 8. The Company's Payment Obligation.......................................................................9

Article 9. Withholding............................................................................................9

Article 10. Non-Competition Other Than Upon Change in Control.....................................................9

Article 11. Non-Disparagement....................................................................................11

Article 12. Successors and Assignment............................................................................11

Article 13. Miscellaneous........................................................................................11


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NRG ENERGY, INC.
EXECUTIVE OFFICER AND KEY PERSONNEL SEVERANCE PLAN


ARTICLE 1. ESTABLISHMENT, TERM, AND PURPOSE
     1.1 ESTABLISHMENT OF THE PLAN. NRG Energy, Inc., (hereinafter referred to as the "Company"), hereby establishes a severance plan to be known as the NRG Executive Officer and Key Personnel Severance Plan (the "Plan"). The Plan provides severance benefits to certain executive officers and key personnel (the "Participants") of the Company upon a termination of employment from the Company, including termination of employment as a result of a Change in Control of the Company. The Plan is intended to supersede any and all plans, programs, or agreements providing for severance-related payments. This specifically includes, but is not limited to, the NRG and NSP Employment Agreements for Executive Officers which the Company has previously terminated.

     1.2 TERM OF THE PLAN. This plan shall be effective on the Effective Date and shall remain in effect until the third anniversary of the Effective Date. This plan shall thereafter automatically be renewed for successive one-year terms each commencing on an Effective Date anniversary and ending on the day immediately preceding the succeeding Effective Date anniversary. Notwithstanding the foregoing, the Company may at any time and in its sole discretion terminate this Plan at the end of the initial term or any renewal term by giving the Participant six (6) months written notice prior to the end of a term.

     1.3 PURPOSE OF THE PLAN. The purpose of the Plan is to provide certain executive officers and key personnel of the Company financial security in the event of a termination of employment from the Company, including termination of employment as a result of a Change in Control of the Company.


ARTICLE 2. DEFINITIONS
     Whenever used in this Plan, the following terms shall have the meanings set forth below:

     2.1 "BASE SALARY" means an amount equal to the Participant's base annual salary as of the date of a termination. For this purpose, "Base Salary" shall not include bonuses, long-term incentive compensation, or any remuneration other than base annual salary.

     2.2 "BENEFICIAL OWNER" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     2.3 "BENEFICIARY" means the persons or entities designated or deemed designated by the Participant pursuant to Section 13.1 hereof.

     2.4 "BOARD" means the Board of Directors of the Company.

     2.5 "CAUSE" shall mean the occurrence of any one or more of the following events:

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          (a)  The willful (as defined in 2.5[c]) and continued failure by the
               Participant to substantially perform his normal duties (other than any such failure resulting from the Participant's Disability), after a written demand for substantial performance, signed by the CEO or the Participant's immediate supervisor, is delivered to the Participant, that identifies the manner in which the Participant has not substantially performed his duties, and the Participant has failed to remedy the situation within thirty
               (30) business days of receiving such notice; or

          (b) The Participant's conviction for committing an act of fraud, embezzlement, theft, or other act constituting a felony; or the Participant's violation of the Company Code of Conduct; or

          (c) The engaging by the Participant in willful, reckless or grossly negligent conduct materially and demonstrably injurious to the Company. However, no act, or failure to act on the Participant's part, shall be considered "willful, reckless or grossly negligent" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

     2.6 "CODE" means the United States Internal Revenue Code of 1986, as amended.

     2.7 "CHANGE IN CONTROL" means a Change in Control as defined in the NRG Energy, Inc. 2000 Long-Term Incentive Compensation Plan, which may be amended from time to time as directed by the Board of Directors.

     2.8 "COMMITTEE" means the Compensation Committee of the Board, or any other committee appointed by the Board to perform the functions of the Compensation Committee.

     2.9 "COMPANY" means NRG Energy, Inc., a Delaware corporation (including any and all subsidiaries), or any successor thereto as provided in Article 12 herein.

     2.10 "DISABILITY" means the definition provided in the NRG Energy, Inc. 2000 Long-Term Incentive Compensation Plan.

     2.11 "EFFECTIVE DATE" means [[Effective_Date]].

     2.12 "EFFECTIVE DATE OF TERMINATION" means the date on which a termination occurs which triggers the payment of Severance Benefits or Change in Control Severance Benefits hereunder.

     2.13 "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

     2.14 "GOOD REASON" means, without the Participant's express written consent, the occurrence of any one or more of the following:

          (a) Any material reduction in the Participant's Base Salary or Targeted Bonus Opportunity below the amount in effect as of the Change in Control Effective Date (including all increases following the Change in Control Effective Date).

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          (b)  Any significant reduction in the Participant's benefits package, except in the case of a reduction, which similarly applies to all executives on a nondiscriminatory basis.

          (c) Any material reduction in the Participant's long-term incentive opportunity with the Company.

          (d) Any assignment of new duties that requires the Participant to relocate his domicile more than fifty (50) miles from the Participant's current work location.

          (e)  Any dissolution or liquidation of the Company.

          (f) Any significant reduction or diminution in the duties, responsibilities, or position of the Participant from that in effect, as of the Effective Date (including subsequent increases in duties, responsibilities, or position), provided that the sale of a Company division will not automatically be deemed to result in the significant reduction or diminution in the duties, responsibilities, or position of the Participant without a specific showing of such reduction or diminution.

          (g) Any significant increase in responsibility without corresponding compensation.

          The Participant's right to terminate employment for Good Reason shall not be affected by the Participant's incapacity due to Disability. The Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason herein.

     2.15 "NOTICE OF TERMINATION" shall mean a written notice which shall indicate the specific termination provision in this Plan relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant's employment under the provision so indicated.

     2.16 "PARTICIPANT" means the executive officers (other than the CEO) and key personnel as designated by the CEO.

     2.17 "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

     2.18 "PLAN" means NRG Executive Officer and Key Personnel Severance Plan.

     2.19 "RETENTION PERIOD" means the period of time beginning on the Effective Date of this Plan, and ending on the earlier to occur of: (a) the termination of the Plan; or (b) six (6) months prior to the effective date of a Change in Control. The retention period is only applicable in the event of general severance.

     2.20 "RETIREMENT" means retirement as defined in the applicable NRG Energy, Inc. and/or NSP/Xcel programs in which the Participant is eligible, which may be amended from time to time as directed by the Board of Directors.

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     2.21 "SEVERANCE BENEFITS" means the payment of severance compensation as provided in Article 4 or 5 herein.


     ARTICLE 3. PARTICIPATION
     All executive officers and key personnel as defined by CEO shall be eligible to participate in the Plan.


ARTICLE 4. SEVERANCE BENEFITS OTHER THAN UPON CHANGE IN CONTROL
     4.1 RIGHT TO SEVERANCE BENEFITS. Subject to the provisions herein, the Participant shall be entitled to receive from the Company Severance Benefits as described in Section 4.2 herein, if, during the Retention Period, the Participant's employment with the Company shall be terminated by the Company without Cause or if the Participant terminates employment:

          (a) within 3 months of a material change or reduction in the Participant's job responsibilities with the Company, unless such action is remedied by the Company promptly upon receipt of written notice thereof from Participant, or

          (b) as a result of a material breach by the Company of the compensation or benefit terms of this Agreement, provided that the Participant has given the Company written notice of, and a reasonable opportunity to cure, such breach.

     The Participant shall not be entitled to receive Severance Benefits under
Section 4.2 hereof if he is terminated for Cause, or if his employment with the Company ends due to death, Disability, Retirement, or due to a voluntary termination of employment by the Participant.

     4.2 DESCRIPTION OF SEVERANCE BENEFITS. In the event that the Participant becomes entitled to receive Severance Benefits, as provided in Section 4.1 herein, the Participant shall receive the following Severance Benefits:

          (a) [[Severance_Times]] time(s) the sum of: (i) the Participant's Base Salary; and (ii) the greater of: (a) the Participant's average annual bonus earned over the two (2) full fiscal years prior to the Effective Date of Termination; or (b) the Participant's target annual bonus established for the bonus plan year in which the Participant's Effective Date of Termination occurs.

          (b) An amount equal to the Participant's unpaid targeted annual incentive, established for the plan year in which the Participant's Effective Date of Termination occurs, multiplied by a fraction, the numerator of which is the number of days completed in the then existing fiscal year through the Effective Date of Termination, and the denominator of which is three hundred sixty-five (365).

          (c) A net cash payment equivalent to the COBRA rates of the welfare benefits of medical insurance, dental insurance, and group term life insurance for a period of [[Benefit__Months]] months. This cash payment shall be made in one lump sum (net of applicable withholding) as prospective reimbursement for the participant's COBRA coverage costs for the number of months stated.

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               COBRA election and continuation enforced shall be the
               responsibility of the participant and /or qualified beneficiaries.

               In the event the premium cost shall change for all employees of the Company, the cost, likewise, shall change for the Participant in a corresponding manner.

          (d) A cash payment of vacation earned prior to the Effective Date of Termination, but not taken by the Participant.

          (e) Notwithstanding the provisions of the Long-term Incentive and Compensation Plan (including any options granted thereunder) regarding excercisability of options following termination of employment, in the event that the Participant receives general severance benefits under Article 4, options granted under the NRG Energy, Inc. Long-term Incentive and Compensation Plan prior to the termination date will continue to vest in accordance with the existing vesting schedule for a period of two (2) years following the termination date.


     4.3 TERMINATION DUE TO DISABILITY. If the Participant's employment is terminated due to Disability during the term of this Plan, the Participant shall receive his Base Salary and accrued vacation through the Effective Date of Termination and continuation of the welfare benefits of medical insurance, dental insurance, and group term life insurance shall be subject to the treatment provided under the applicable disability plan of the Company.

     4.4 TERMINATION DUE TO RETIREMENT OR DEATH. If the Participant's employment is terminated by reason of Retirement or death, the Participant or, where applicable, the Participant's Beneficiaries, shall receive the Participant's Base Salary and accrued vacation through the Effective Date of Termination, and continuation of the welfare benefits of medical insurance, dental insurance, and group term life insurance shall be subject to the treatment provided under the applicable retirement plan of the Company.

     4.5 TERMINATION FOR CAUSE OR BY THE PARTICIPANT OTHER THAN FOR GOOD REASON. If the Participant's employment is terminated either: (a) by the Company for Cause; or (b) by the Participant other than for Good Reason, the Company shall pay the Participant his unpaid Base Salary and accrued vacation through the Effective Date of Termination, at the rate then in effect, plus all other amounts to which the Participant is entitled under any compensation plans of the Company, at the time such payments are due, and the Company shall have no further obligations to the Participant under this Plan.

     4.6 NOTICE OF TERMINATION. Notice of Termination shall communicate any termination by the Company for Cause or by the Participant for Good Reason at least sixty (60) days prior to the date on which such termination shall be effective. The Company can terminate the employment of the Participant with no notice in which case the Company shall provide the Participant with continuation of pay for sixty (60) days.

     4.7 FORM AND TIMING OF SEVERANCE BENEFITS. At the discretion of the Company, all cash payments set forth in Section 4.2 shall be made as a continuance of pay net of appropriate

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withholdings, for the defined severance period, or in one (1) lump sum net of appropriate withholdings, within forty-five (45) days after the Effective Date of Termination.


ARTICLE 5. SEVERANCE BENEFITS UPON CHANGE IN CONTROL
     5.1 RIGHT TO CHANGE IN CONTROL SEVERANCE BENEFITS. The Participant shall be entitled to receive from the Company Change in Control Severance Benefits, as described in Section 5.2 herein, if there has been a Change in Control of the Company and if, within the six (6) full calendar month period prior to the effective date of a Change in Control, or within twelve (12) calendar months following the effective date of a Change in Control, the Participant's employment with the Company shall end as a result of either an involuntary termination of the Participant's employment by the Company for reasons other than Cause, or by voluntary termination by the Participant for Good Reason.

     The Participant shall not be entitled to receive Change in Control Severance Benefits if he is terminated for Cause, or if his employment with the Company ends due to death, Disability, or Retirement, or due to a voluntary termination of employment by the Participant without Good Reason.

     5.2 DESCRIPTION OF CHANGE IN CONTROL SEVERANCE BENEFITS. In the event that the Participant becomes entitled to receive Change in Control Severance Benefits, as provided in Section 5.1 herein, the Company shall pay to the Participant and provide him with the following:

          (a) An amount equal to [[CIC_Times]] time(s) the sum of (i) the Participant's Base Salary; and (ii) the greater of: (a) the Participant's average annual bonus earned over the two (2) full fiscal years prior to the Effective Date of Termination; or (b) the Participant's target annual bonus established for the bonus plan year in which the Participant's Effective Date of Termination occurs.

          (b) An amount equal to the Participant's unpaid targeted annual incentive, established for the plan year in which the Participant's Effective Date of Termination occurs, multiplied by a fraction, the numerator of which is the number of days completed in the then existing fiscal year through the Effective Date of Termination, and the denominator of which is three hundred sixty-five (365).

          (c) A cash payment of vacation earned prior to the Effective Date of Termination, but not taken by the Participant.

          (d) A net cash payment equivalent to the COBRA rates of the welfare benefits of medical insurance, dental insurance, and group term life insurance for a period of [[Benefit__Months]] months. This cash payment shall be made in one lump sum (net of applicable withholding) as prospective reimbursement for the participant's COBRA coverage costs for the number of months stated.

               COBRA election and continuation enforced shall be the responsibility of the participant and/or qualified beneficiaries.

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          (e)  All outstanding long-term incentive awards shall be subject to the treatment provided under the applicable long-term incentive plan of the Company.

     5.3 TERMINATION FOR DISABILITY. Following a Change in Control of the Company, if the Participant's employment is terminated due to Disability during the term of this Plan, the Participant shall receive his Base Salary and accrued vacation through the Effective Date of Termination and continuation of the welfare benefits of medical insurance, dental insurance, and group term life insurance shall be subject to the treatment provided under the applicable disability plan of the Company.

     5.4 TERMINATION FOR RETIREMENT OR DEATH. Following a Change in Control of the Company, if the Participant's employment is terminated by reason of his Retirement or death, the Participant or, where applicable, the Participant's Beneficiaries, shall receive the Participant's Base Salary and accrued vacation through the Effective Date of Termination, and continuation of the welfare benefits of medical insurance, dental insurance, and group term life insurance shall be subject to the treatment provided under the applicable retirement plan of the Company.

     5.5 TERMINATION FOR CAUSE OR BY THE PARTICIPANT OTHER THAN FOR GOOD REASON OR RETIREMENT. Following a Change in Control of the Company, if the Participant's employment is terminated either: (i) by the Company for Cause; or
(ii) by the Participant (other than for Retirement) and other than for Good Reason, the Company shall pay the Participant his full Base Salary and accrued vacation through the Effective Date of Termination, at the rate then in effect, plus all other amounts to which the Participant is entitled under any compensation plans of the Company, at the time such payments are due, and the Company shall have no further obligations to the Participant under this Plan.

     5.6 NOTICE OF TERMINATION. Notice of Termination shall communicate any termination by the Company for Cause or by the Participant for Good Reason at least sixty (60) days prior to the date on which such termination shall be effective. The Company can terminate the employment of the Participant with no notice in which case the Company shall provide the Participant with continuation of pay for sixty (60) days.

     5.7 FORMS AND TIMING OF CHANGE IN CONTROL SEVERANCE BENEFITS. At the discretion of the Company, all cash payments set forth in Section 5.2 shall be made as a continuance of pay net of appropriate withholdings, for the defined severance period, or in one (1) lump sum net of appropriate withholdings, within forty-five (45) days after the Effective Date of Termination.

ARTICLE 6. EXCISE TAX
     6.1 EXCISE TAX EQUALIZATION PAYMENT. In the event that the Participant becomes entitled to severance benefits or any other payment or benefit under this Plan, or under any other agreement or plan of the Company (in the aggregate, the "Total Payments"), if any of the Total Payments will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed), the Company shall pay to the Participant in cash an additional amount (the "Gross-Up Payment") such that the net amount retained by the Participant after deduction of any Excise Tax upon the Total Payments and any federal, state and local income tax and Excise Tax upon the Gross-Up Payment provided for by this Section 6.1 (including FICA and FUTA), shall be equal to the Total Payments. Such payment shall be made by the Company to the Participant as soon

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as practical following the effective date of termination, but in no event beyond forty-five (45) days from such date.

     6.2 TAX COMPUTATION. For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amounts of such Excise Tax:

          (a) Any other payments or benefits received or to be received by the Participant in connection with a Change in Control of the Company or the Participant's termination of employment (whether pursuant to the terms of this Plan or any other plan, arrangement, or agreement with the Company, or with any person (which shall have the meaning set forth in Section 3(a)(9) of the Securities Exchange Act of 1934, including a "group" as defined in Section 13(d) therein) whose actions result in a Change in Control of the Company or any person affiliated with the Company or such persons) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel as supported by the Company's independent auditors and acceptable to the Participant, such other payments or benefits (in whole or in part) do not constitute parachute payments, or unless such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax;

          (b) The amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of: (i) the total amount of the Total Payments; or (ii) the amount of excess parachute payments within the meaning of Section 280G(b)(1) (after applying clause (a) above); and

          (c) The value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

     For purposes of determining the amount of the Gross-Up Payment, the Participant shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made, and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Participant's residence on the effective date of termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

     6.3 SUBSEQUENT RECALCULATION. In the event the Internal Revenue Service adjusts the computation of the Company under Section 6.2 herein so that the Participant did not receive the greatest net benefit, the Company shall reimburse the Participant for the full amount necessary to make the Participant whole, plus a market rate of interest, as determined by the Committee.

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ARTICLE 7. OUTPLACEMENT ASSISTANCE
     Following a termination of employment in which Severance Benefits or Change in Control Severance Benefits are payable hereunder, the Participant shall be reimbursed by the Company for the costs of all outplacement services obtained by the Participant within the two (2) year period after the Effective Date of Termination; provided, however, that the total reimbursement shall be limited to an amount equal to [[Outplace_]].


ARTICLE 8. THE COMPANY'S PAYMENT OBLIGATION
     8.1 PAYMENT OBLIGATIONS ABSOLUTE. The Company's obligation to make the payments and the arrangements provided for herein shall be absolute and unconditional, and shall not be affected by any circumstances, including, without limitation, any offset, counterclaim, recoupment, defense, or other right which the Company may have against the Participant or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand. Each and every payment made hereunder by the Company shall be final, and the Company shall not seek to recover all or any part of such payment from the Participant or from whomsoever may be entitled thereto, for any reasons whatsoever.

     The Participant shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Plan, and the obtaining of any such other employment shall in no event effect any reduction of the Company's obligations to make the payments and arrangements required to be made under this Plan, except to the extent provided in Sections 4.2(c) and 5.2(d) herein.

     8.2 CONTRACTUAL RIGHTS TO BENEFITS. This Plan establishes and vests in the Participant a contractual right to the benefits to which he is entitled hereunder. However, nothing herein contained shall require or be deemed to require, or prohibit or be deemed to prohibit, the Company to segregate, earmark, or otherwise set aside any funds or other assets, in trust or otherwise, to provide for any payments to be made or required hereunder.


ARTICLE 9. WITHHOLDING
     The Company shall be entitled to withhold from any amounts payable under this Plan all taxes as legally shall be required (including, without limitation, any United States federal taxes, and any other state, city, or local taxes).


ARTICLE 10. NON-COMPETITION OTHER THAN UPON CHANGE IN CONTROL
     10.1 PROHIBITION ON COMPETITION. Unless there has been a Change in Control, the Participant agrees that during the course of the Participant's employment with the Company, without the prior written consent of the Company, and for one
(1) year from the date of the Participant's voluntary or involuntary termination of employment with the Company, the Participant shall not:

          (a) Directly or indirectly own, manage, consult, associate with, operate, join, work for, control or participate in the ownership, management, operation or control of, or be connected in any manner with, any business (whether in corporate, proprietorship,


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               or partnership form or otherwise), as more than a 10% owner in such business or member of a group controlling such business, which is engaged in any activity which competes with the business of the Company as conducted one (1) year prior to (and up through) the date of the Participant's involuntary or voluntary termination of employment with the Company or which will compete with any proposed business activity of the Company in the planning stage on such date of involuntary or voluntary termination. The participant and the Company agree that this provision is reasonably enforced as to any geographic area.

          (b) Directly or indirectly solicit, service, contract with or otherwise engage any past (one year prior), existing or prospective customer, client, or account who then has a relationship with the Company for current or prospective business on behalf of a competitor of the Company, or on the Participant's own behalf for a competing business. The Participant and the Company agree that this provision is reasonably enforced with reference to any geographic area applicable to such relationships with the Company.

          (c) Cause or attempt to cause any existing or prospective customer, client, or account, who then has a relationship with the Company for current or prospective business, to divert, terminate, limit or in any manner modify, or fail to enter into any actual or potential business relationship with the Company. The Participant and the Company agree that this provision is reasonably enforced with reference to any geographic area applicable to such relationships with the Company.

          (d) The Company agrees that the terms "activity which competes with the business of the Company," "competitor of the Company," "competing business," and "relationship with the Company" as used in this Agreement shall be narrowly applied and that it is not the belief of the Company that all companies in the energy business are competitors of the Company. The Company further agrees that this Agreement shall not be so broadly construed that the Participant is prevented during the non-compete period from obtaining all other employment in the energy industry.

     10.2 DISCLOSURE OF INFORMATION. The Participant recognizes that he has access to and knowledge of certain confidential and proprietary information of the Company, which is essential to the performance of his duties as an employee of the Company. The Participant will not, during or after the term of his employment by the Company, in whole or in part, disclose such information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever, nor shall he make use of any such information for his own purposes.

     10.3 COVENANTS REGARDING OTHER EMPLOYEES. During the period ending one (1) year following the payment of Severance Benefits or Change in Control Severance Benefits under this Plan, the Participant agrees to not directly or indirectly solicit, employ or conspire with others to employ any of the Company's employees. The term "employ" for purposes of this paragraph means to enter into an arrangement for services as a full-time or part-time employee, independent contractor, consultant, agent or otherwise. The Participant and the Company agree that this provision is reasonably enforced as to any geographic area.

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ARTICLE 11. NON-DISPARAGEMENT
     11.1 DISPARAGEMENT. The Participant and the Company, each agrees not to make any disparaging or negative statements about the Company or the Participant, including but not limited to its products, services or management to any person or entity whatsoever, including but not limited to past, present and prospective employees or employers, customers, clients, analysts, investors, vendors and suppliers.

     11.2 RELEASE. In order to receive the severance benefits provided under the Plan, the Participant will be required to provide the Company with a release in a form to be provided by the Company. Such release shall fully release the Company and all of its officers, agents, directors, employees, and representatives, any affiliated companies, businesses or entities, and all other persons and entities from each and every legal claim or demand of any kind that the Participant ever had or might have arising out of any action, conduct or decision taking place during the Participant's employment with the Company, or arising out of the Participant's separation from that employment, whether or not any such claim is known at the time of separation. The Company will provide the Participant with a release in a form provided by the Company. Such release shall release the Participant from each and every legal claim or demand excluding acts of fraud, embezzlement, theft or other acts constituting a felony.


ARTICLE 12. SUCCESSORS AND ASSIGNMENT
     12.1 SUCCESSORS TO THE COMPANY. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of the business and/or assets of the Company or of any division or subsidiary thereof to expressly assume and agree to perform the Company's obligations under this Plan in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effective date of any such succession shall be a breach of this Plan and shall entitle the Participant to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he had terminated his employment with the Company voluntarily for Good Reason. Except for the purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Effective Date of Termination.

     12.2 ASSIGNMENT BY THE PARTICIPANT. This Plan shall inure to the benefit of and be enforceable by the Participant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If the Participant dies while any amount would still be payable to him hereunder had he continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan, to the Participant's Beneficiary. If the Participant has not named a Beneficiary, then such amounts shall be paid to the Participant's devisee, legatee, or other designee, or if there is no such designee, to the Participant's estate.


ARTICLE 13. MISCELLANEOUS
     13.1 BENEFICIARIES. The Participant may designate one or more persons or entities as the primary and/or contingent Beneficiaries of any Severance

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

Benefits or Change in Control Severance Benefits owing to the Participant under this Plan. Such designation must be in the form of a signed writing acceptable to the Company. The Participant may make or change such designations at any time.

     13.2 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the feminine shall include the masculine; the plural shall include the singular, and the singular shall include the plural.

     13.3 SEVERABILITY. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included. Further, the captions of this Plan are not part of the provisions hereof and shall have no force and effect.

     13.4 MODIFICATION. No provision of this Plan may be modified, waived, or discharged unless such modification, waiver, or discharge is agreed to in writing and signed by the Participant and by an authorized member of the Committee, or by the respective parties' legal representatives and successors.

     13.5 APPLICABLE LAW. To the extent not preempted by the laws of the United States, the laws of the State of Minnesota, shall be the controlling law in all matters relating to this Plan.


                                        [[Name]]
                                        ----------------------------------------
                                        Participant's Name


                                        ----------------------------------------
                                        Participant's Signature


                                        ----------------------------------------
                                        Date


                                        NRG Energy, Inc.


                                        By:
                                        ----------------------------------------


                                        Title:   Chairman, President and CEO
                                        ----------------------------------------


                                        Date:
                                        ----------------------------------------

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